Exhibit 10 (l)

Memorandum


Name, address and legal represeatatives of the parties:


Party A: Kunming Xinmao Petrochemical Industry Co., Ltd.
               (Hereinafter referred to as Xinmao)

Address:50 Mingtong Road, Kunming, Yunnan Province


Legal Representative: Deng Shan

Tel (871)-3610895

Email ch81923@public,kn.yn.cn



Party B:  Guilin Municipal Garden Fuel Gas Pipelines. Ltd.
              (Hereinafter referred to as Guocheng)

Address: Building No.1 Garden Region, N. 2 City Circle road,
Guilin, Guangxi

Legal Representative: Ye Yang

Tel 1391151199


Whereas Xinmao intends to develop its business into Hubei, Hunan, Guangxi Sichuad, Guagx and become the largest LPG retail company along and to the south of the Yangtzi River:

Whereas Xinmao is capable to attract enough international funds through its US Shareholder,


Whereas Guocheng has been authorized to install LPG pipelines for 10,000 city households in Guilin and has enough potentials to seek for LPG pipeline projects provincially and is willing to do them with Xinmao through the advantages from each other;


Whereas Madam Ye Yang has a very favorable background & for the market development.

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Whereas the following cooperative principles have been mutually reached and agreed:


1.Party B agrees that Party A Purchases more than 51% of Party B's shares;

2. Party B agrees that Party A can share Party B's existing market and both will develop the LPG pipelines and bottle sales together all over Guangxi;

3 Within the next three months Party B agrees to support Party A with the best effort to do the due diligence analysis on Party B who should provide true statistics;

4.Party B agrees to adopt the advanced management system introduced, to do any of the adjustment necessary and to connect with the computer Financial and information system Xinmao and its US shareholder have established;

5. Party A agrees to invest on less than one million US dollars
($1,000,000) within next six months and guarantees the availability of the funds used for the development of LPG pipeline projects and other possible acquisitions;

6.Party A agrees to support anyone recommended by Party B to be the Chairman if that person is able to bring the greatest profit for the joint venture.

7. Both parties agree within the next six months after the signing of this MOU Party A should not sign acquisition document in Guilin and while Party B should not sign any document with any companies for acquisition cooperation as mentioned herin;

8.Both Party agree that within six months a new practical joint venture agreement should be signed Otherwise both parties are free from the restrictions mentioned above.


9. This MOU has four copies that are signed personally by the chairman of the Board of each company and become effective immediately.


Party A: Kunming Xinmao Petrochemical Industry Co. Ltd.



Chairman of the Board Deng Shan ____________________.

Date March 24, 1999



Party B; Guilin Municipal Garden fuel Gas Pipelines Co. Ltd.


Chairman of the Board Ye Yang _______________________.


Date March 24, 1999